Exhibit (d)(3)

June 2, 2016

Vivek Shah, CEO

Ziff Davis, LLC

E28th St.

New York, NY 10016

Re:	Confidentiality Agreement

Dear Vivek:

In connection with the consideration by Ziff Davis, LLC (and its subsidiaries, collectively, “you”) of a possible negotiated transaction (a “Possible Transaction”) with Everyday Health, Inc. and/or its subsidiaries, affiliates or divisions (collectively, with such subsidiaries, affiliates and divisions, the “Company”), the Company is prepared to make available to you and your Representatives (as hereinafter defined) certain information concerning the business, financial condition, operations, assets and liabilities of the Company. As a condition to such information being furnished to you and your Representatives, you agree that you will, and will cause your Representatives to, treat the Evaluation Material (as hereinafter defined) in accordance with the provisions of this letter agreement and take or abstain from taking certain other actions as set forth herein. The term “affiliates” has the meaning given to it under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The term “Representatives” (i) with respect to you, shall only include your parent entity, officers, managers, directors, general partners, employees, outside counsel, financial advisors, accountants and consultants, and (ii) with respect to the Company, shall include its members, directors, officers, employees, agents, affiliates, partners, and advisors and those of its subsidiaries, affiliates and/or divisions (including, without limitation, attorneys, accountants, consultants and financial advisors). Notwithstanding any other provision hereof, the Company reserves the right not to make available hereunder any information, the provision of which is determined by it, in its sole discretion, to be inadvisable or inappropriate.

1. Evaluation Material. The term “Evaluation Material” shall mean all information relating, directly or indirectly, to the Company or the business, products, markets, condition (financial or other), operations, assets, liabilities, results of operations, cash flows, prospects, suppliers, customers, trade secrets or intellectual property of the Company (whether prepared by the Company, its advisors or otherwise) which is delivered, disclosed or furnished by or on behalf of the Company to you or to your Representatives, before, on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished, or which you or your Representatives otherwise learn or obtain, through observation or through analysis of such information, data or knowledge, and shall also be deemed to include all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by you or your Representatives that contain, reflect or are based upon, in whole or in part, the information delivered, disclosed or furnished to you or your Representatives pursuant hereto. Notwithstanding any other provision hereof, the term Evaluation Material shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives in breach of this letter agreement, (ii) was within your possession on a non-confidential basis prior to it being furnished to you by or on behalf of the Company or any of its Representatives, provided you did not know and had no reasonable basis for concluding that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information or (iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its Representatives, provided that you do not know or have reason to believe that the source is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

2. Use and Disclosure of Evaluation Material. You recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to the Company if any information contained therein is disclosed to a third party. You hereby agree that you and your Representatives shall use the Evaluation Material solely for the purpose of evaluating a Possible Transaction and for no other purpose, that the Evaluation Material will not be used in any way detrimental to the Company, that the Evaluation Material will be kept confidential and be provided with at least the same degree of care that you use to protect your own confidential and proprietary information, but in no event less than a reasonable degree of care under the circumstances, and that you and your Representatives will not disclose any of the Evaluation Material in any manner whatsoever except as permitted herein; provided, however, that (i) you may make any disclosure of the Evaluation Material to which the Company gives its prior written consent, and (ii) any of the Evaluation Material may be disclosed to your Representatives who need to know such information for the purpose of evaluating a Possible Transaction, who agree to be bound by the terms hereof. In any event, you agree to undertake reasonable precautions to safeguard and protect the confidentiality of the Evaluation Material, to accept responsibility for any breach of this letter agreement by you or any of your Representatives, and, at your sole expense, to take all reasonable measures to restrain yourself and your Representatives from prohibited or unauthorized disclosure or uses of the Evaluation Material.

In addition, you agree that, without the prior written consent of the Company or Qatalyst, you and your Representatives will not disclose to any other person the fact that you or your Representative have received Evaluation Material or that Evaluation Material has been made available to you or your Representative, that investigations, discussions or negotiations are taking place concerning a Possible Transaction or any of the terms, conditions or other facts with respect to any Possible Transaction, including the status thereof and the identity of the parties thereto (collectively, the “Discussion Information”). You and your Representatives shall not disclose the existence of this letter agreement or any of its contents, directly or indirectly, to any other person. Without limiting the generality of the foregoing, you further agree that, without the prior written consent of the Company or Qatalyst, you and your Representatives will not, directly or indirectly, consult or share Evaluation Material or Discussion Information with, or enter into any agreement, arrangement or understanding, or any discussions which might lead to any such agreement, arrangement or understanding, with any co-investor or other person (other than the Company) regarding a Possible Transaction, including, without limitation, discussions or other communications with any prospective bidder for the Company with respect to (i) whether or not you or such other prospective bidder will make a bid or offer for the Company or (ii) the price

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that you or such other bidder may bid or offer for the Company. The term “person” as used in this letter agreement shall be broadly interpreted to include the media and any company, governmental authority, corporation, partnership, group, individual or other entity.

You hereby acknowledge and agree that, without the prior written consent of the Company or Qatalyst, no person who is a potential financing source with respect to a Possible Transaction shall be considered your Representative for any purpose hereunder. You further agree that neither you nor any of your Representatives will, without the prior written consent of the Company or Qatalyst, directly or indirectly, enter into any agreement, arrangement or understanding with any other person—other than your parent entity or any of its officers and directors—that has or would have the effect of requiring such person to provide you with financing or other potential sources of capital or financial advisory services on an exclusive basis in connection with a Possible Transaction.

In the event that you or any of your Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar legal process—collectively “Tribunal”) to disclose any of the Evaluation Material or Discussion Information, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may in its sole discretion seek a protective order or other appropriate remedy, at Company’s sole expense, and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, you or any of your Representatives are nonetheless, in the opinion of legal counsel, legally compelled to disclose Evaluation Material or Discussion Information to any Tribunal, you or your Representatives may, without liability hereunder, disclose to such Tribunal only that portion of the Evaluation Material or Discussion Information which such counsel advises you is legally required to be disclosed, provided that you use your commercially reasonable efforts to preserve the confidentiality of the Evaluation Material and the Discussion Information, including, without limitation, by cooperating with the Company, at Company’s sole expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material and the Discussion Information by such tribunal; and provided further that you shall promptly notify the Company of (i) your determination to make such disclosure and (ii) the nature, scope and contents of such disclosure.

3. Return and Destruction of Evaluation Material. In the event that you decide not to proceed with a Possible Transaction, you will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company in its sole discretion and for any reason, you will as directed by the Company promptly (and in any case within seven days of the Company’s request) deliver, at your expense, to the Company or destroy all Evaluation Material (and any copies thereof) furnished to you or your Representatives by or on behalf of the Company. In the event of such a decision or request, all other Evaluation Material shall be returned or destroyed and no copy thereof shall be retained, and, upon the Company’s request, you shall provide the Company with prompt (and in any case within seven days of the Company’s request) written confirmation of your compliance with this paragraph. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives shall continue to be bound by your obligations of confidentiality and other obligations and agreements hereunder. Notwithstanding the foregoing, neither you nor your

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Representatives will be required to erase electronically stored Evaluation Material that has been saved to a back-up file in accordance with you or your Representative’s ordinary electronic back-up practices.

4. No Representations or Warranties. You understand, acknowledge and agree that neither the Company nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material. You agree that neither the Company nor any of its Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations or warranties (if any) which are made in a final definitive written agreement regarding any transactions contemplated hereby, when, as and if executed and delivered, and subject to such limitations and restrictions as may be specified therein, will have any legal effect (solely to the extent provided in any such final definitive written agreement).

5. No Solicitation. In consideration of the Evaluation Material being furnished to you, you hereby agree that, for a period of one year from the date hereof, neither you nor any of your Representatives (nor any person acting on behalf of or in concert with you or any of your Representatives) will, directly or indirectly, induce, recruit, encourage or solicit for employment, offer employment to, actually employ any of the current officers or employees of the Company (i) with whom you or your Representative, as applicable, have had contact with during your evaluation of a Possible Transaction and (ii) who is employed by the Company as of the date you contact such employee or officer; provided, however, the above restrictions shall not apply to (x) your general solicitations and searches for employees in the ordinary course of business and consistent with past practice, and (y) in the event the Company employee or officer otherwise contacts such you on his or her own initiative and without solicitation by you or its Representatives in contravention of the above restriction. Without limiting the foregoing, during such one year period, you agree not to initiate or maintain, directly or indirectly through any of your Representatives or otherwise, any contact (except for those contacts made in the ordinary course of business) with any director, officer, employee, customer, investor, supplier or other counterparty of the Company regarding the Company’s business, operations, prospects or finances, except with the express written permission of the Company.

6. Material Non-Public Information. You acknowledge and agree that you are aware (and that your Representatives are aware or, upon receipt of any Evaluation Information or Discussion Information, will be advised by you) that (i) the Evaluation Material being furnished to you or your Representatives contains material, non-public information regarding the Company and (ii) the United States securities laws prohibit any persons who have material, nonpublic information concerning the matters which are the subject of this letter agreement, including the Discussion Information, from purchasing or selling securities of a company which may be a party to a transaction of the type contemplated by this letter agreement or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

7. Standstill. As of the date hereof, you hereby represent and warrant to the Company that neither you nor any of your Representatives acting on your behalf owns any securities of the Company, except as previously disclosed by you to the Company. You agree

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that, for a period of one year from the date of this letter agreement, unless specifically invited in writing by the Board of Directors of the Company, neither you nor any of your or your Representatives acting on your behalf will in any manner, directly or indirectly: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or any of its subsidiaries or affiliates, (ii) any tender or exchange offer, merger or other business combination involving the Company, any of the subsidiaries or affiliates or assets of the Company or the subsidiaries or affiliates constituting a significant portion of the consolidated assets of the Company and its subsidiaries or affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company or any of its affiliates; (b) form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the Company or otherwise act in concert with any person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain representation on the Board of Directors of the Company; (d) take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in (a) above; or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree during such period not to request (in any manner that would reasonably be likely to cause the Company to disclose publicly) that the Company or any of its Representatives, directly or indirectly, amend or waive any provision of this paragraph (including this sentence).

You further agree that, if at any time during such period, you or any of your Representatives acting on your behalf are approached by any third party concerning your or their participation in a transaction involving any assets, indebtedness or business of, or securities issued by, the Company or any of its subsidiaries, you will promptly inform the Company of the nature of such transaction and the parties involved. The term “securities”, as used in this letter agreement, shall include, without limitation, any securities of the Company and any derivative, swap or other transaction the purpose or effect of which is to give you or any of your Representatives acting on your behalf economic risk similar to ownership of shares of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the Company, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Company.

8. No Agreement. You understand and agree that no contract or agreement providing for any Possible Transaction shall or shall be deemed to exist between you and the Company unless and until a final definitive agreement has been executed and delivered, and you hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with any Possible Transaction unless and until you and the Company shall have

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entered into a final definitive agreement. You also agree that unless and until a final definitive agreement regarding a Possible Transaction has been executed and delivered, neither the Company nor you will be under any obligation of any kind whatsoever with respect to such a Possible Transaction by virtue of this letter agreement except for the matters specifically agreed to herein. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a Possible Transaction, to determine not to engage in discussions or negotiations and to terminate discussions and negotiations (in good faith or otherwise) with you at any time, and to conduct, directly or through any of its Representatives, any process for any transaction involving the Company or any of its subsidiaries, if and as they in their sole discretion shall determine (including, without limitation, negotiating with any other interested parties and entering into a definitive agreement without prior notice to you or any other person).

9. No Waiver of Rights. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

10. Remedies. It is understood and agreed that money damages would not be an adequate remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement but shall be in addition to all other remedies available at law or equity to the Company. You further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this letter agreement is or would be compensable by an award of money damages, and you agree to waive any requirements for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to receive from the other party reasonable legal fees incurred by the prevailing party in connection with such litigation, including any appeal therefrom.

11. Governing Law. This letter agreement is for the benefit of the Company (and its subsidiaries and affiliates) and its Representatives, and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof that would result in the application of the laws of any other jurisdiction. You hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in the County of New York and of the United States District Court for the State of New York located in the Southern District of Manhattan for any actions, suits or proceedings arising out of or relating to this letter agreement and the transactions contemplated hereby (and you agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to your address set forth above shall be effective service of process for any action, suit or proceeding brought against you in any such court). You hereby irrevocably and unconditionally waive any objection which you may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of this letter agreement or the transactions contemplated hereby in the courts of the State of New York located in the County of New York

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or the United States District Court for the State of New York located in the Southern District of Manhattan, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

12. Entire Agreement. This letter agreement contains the entire agreement between you and the Company regarding its subject matter and supersedes all prior agreements, understandings, arrangements and discussions between you and the Company regarding such subject matter, and shall not be subsequently limited by any “clickthrough” agreement relating to the confidentiality of the Evaluation Material agreed to by you in connection with your access to any data site maintained in connection with a Possible Transaction.

13. No Modification. No provision in this letter agreement can be waived, modified or amended except by written consent of you and the Company, which consent shall specifically refer to the provision to be waived, modified or amended and shall explicitly make such waiver, modification or amendment.

14. Counterparts. This letter agreement may be signed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which shall be deemed to constitute a single instrument.

15. Severability. If any provision of this letter agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this letter agreement, and such invalid provision shall be deemed deleted herefrom to the minimum extent necessary to cure such violation.

16. Inquiries. During the period set forth in Section 5, neither you nor any of your Representatives will contact any third party with whom the Company or any of its subsidiaries has, or has had, a business relationship, provided you knew, or had a reasonable basis to know of, such business relationship (including without limitation any director, officer, employee, customer, supplier, stockholder, investor, creditor, lender, consultant or agent of the Company or any of its subsidiaries) in connection with a Possible Transaction or for the purpose of obtaining information for use in your evaluation of the Possible Transaction without the Company’s or Qatalyst’s prior written consent.

17. Assignment. You may not assign or otherwise transfer any of your rights or obligations under this letter agreement to any third party without the prior written consent of the Company. Notwithstanding the foregoing, you may assign or otherwise transfer all (but not less than all) of your rights and obligations under this letter agreement to an affiliate or, in the event of a merger or acquisition of all or substantially all of your business assets, to a successor-in-interest, without the prior consent of the Company. Any assignment of this letter agreement shall not relieve you of your confidentiality obligations as set forth in this letter agreement. This letter agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

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18. Third Party Beneficiaries. You agree and acknowledge that this letter agreement is being entered into by and on behalf of the Company and its affiliates, subsidiaries and divisions and that they shall be third party beneficiaries hereof, having all rights to enforce this letter agreement. You further agree that, except for such parties, nothing herein expressed or implied is intended to confer upon or give any rights or remedies to any other person under or by reason of this letter agreement.

19. No License. Nothing herein shall be deemed to grant a license, whether directly or by implication, estoppel or otherwise, to any Evaluation Material.

20. Term. This letter agreement will terminate two years from the date hereof, provided that the obligations of you and your Representatives shall survive thereafter for so long as any Evaluation Materials are retained by you or any of your Representatives.

[Signature Page Follows]

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Please confirm your agreement with the foregoing by having a duly authorized officer of your organization sign and return one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement among you and the Company.

Very truly yours,

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	EVP & General Counsel

CONFIRMED AND AGREED
as of the date written above:

ZIFF DAVIS, LLC

By:	/s/ Stephen Hicks
	Name:	Stephen Hicks
	Title:	Secretary/GC

[Signature Page to Everyday Health, Inc. NDA]